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                                 Exhibit 10.3


                               BANKBOSTON, N.A.
                          BANCBOSTON SECURITIES INC.
                              100 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110


                                 April 9, 1998


WesTower Corporation
17886 55th Avenue
Surrey, British Columbia V3S 6C8
Canada
Attention: Peter Lucas, Senior Vice President
             and Chief Financial Officer


    Re: Credit Facilities Commitment Letter
        -----------------------------------

Ladies and Gentlemen:

    You have informed us that Westower Corporation (the "Company") and its subsidiaries would like to have senior bank credit facilities of up to $75,000,000 (the "Credit Facilities") available in order to finance the
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acquisition of telecommunications towers and businesses relating to building infrastructure and servicing such towers, working capital and other general business purposes. The Company has requested that (a) BankBoston, N.A. (the "Bank") act as the exclusive administrative agent for the Credit Facilities and
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commit to provide the entire $75,000,000 principal amount of the Credit
Facilities and (b) BancBoston Securities Inc. ("BSI") agree to structure and
                                                ---
syndicate the Credit Facilities as exclusive adviser and arranger.

    1. Commitment. In connection with the foregoing, the Bank is pleased to
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advise you of the Bank's commitment to provide the entire $75,000,000 principal amount of the Credit Facilities, upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter"),
                                                         -----------------
including the Summary of Proposed Terms and Conditions attached hereto as Exhibit A (the "Term Sheet"). Those matters which are not covered by or made
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clear in the Commitment Letter are subject to future mutual agreement of the parties.

    2. Syndication. The Bank will act as the exclusive administrative agent for
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the Credit Facilities and BSI will act as the exclusive arranger, adviser and syndication manager for the Credit Facilities and, in such capacities, each of the Bank and BSI will perform the duties and exercise the authority customarily associated with such roles. No additional agents, co-agents,

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WesTower Corporation                     -2-                     April 9, 1998

arrangers or syndication managers will be appointed, unless the Company and each of the Bank and BSI so agree. Prior to or after the execution of definitive documentation for the Credit Facilities, the Bank reserves the right to syndicate all or a portion of its commitment hereunder to one or more financial institutions upon consultation with the Company and BSI. Upon the acceptance by the Bank of the written commitment of any lender to provide a portion of the Credit Facilities, the Bank shall be released from a portion of its commitment hereunder in an aggregate amount equal to the commitment of such lender.

     BSI will manage all aspects of the syndication, including the selection of lenders, the determination of when BSI will approach potential lenders, titles for the lenders and the final allocations of the commitments among the lenders. The Company agrees to assist BSI actively in achieving a timely syndication that is reasonably satisfactory to BSI, such assistance to include, among other things, (a) direct contact during the syndication between the Company's senior officers, representatives and advisors, on the one hand, and prospective lenders, on the other hand, at such times and places as BSI may reasonably request, (b) providing to BSI all financial and other information with respect to the Company and the transactions contemplated by this Commitment Letter that BSI may reasonably request, including but not limited to financial projections (the "Projections") relating to the foregoing, and (c) assistance in the
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preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication.

     The Company agrees that, prior to and during the syndication of the Credit Facilities, the Company will not permit any offering, placement or arrangement of any competing issues of senior debt securities or senior commercial bank facilities of the Company and its subsidiaries.

     The Bank and BSI shall be entitled, with the consent of the Company (which shall not be unreasonably withheld), to change the structure, terms or amount of any portion of the Credit Facilities if the Bank and BSI determine that such changes are advisable in order to ensure a successful syndication or an optimal credit structure for the Credit Facilities so long as the aggregate amount of the Credit Facilities shall not be reduced.

     3.  Conditions.  The commitment of the Bank and the agreement of BSI
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hereunder are conditions upon (a) all information (other than the Projections)
concerning the Company and the transactions contemplated by this Commitment Letter that has been or will be made available to the Bank or BSI by the Company or any of its representatives in connection with the transactions contemplated by this Commitment Letter, when taken as a whole, is or will be at the closing complete and correct in all material respects and does not or will not at the closing contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the
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WesTower Corporation                  -3-                       April 9, 1998

circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Bank and BSI by the Company or any of its representatives in connection with the transactions contemplated by this Commitment Letter have been and will be prepared in good faith based upon reasonable assumptions. The Company agrees to supplement the information and projections referred to in clauses (a) and (b) above from time to time until completion of the syndication so that the statements in the preceding clauses remain correct. The statements set forth in this paragraph shall be superseded by the definitive documentation with respect to the Credit Facilities upon the execution and delivery thereof.

     The commitment of the Bank and the agreements of BSI hereunder are also conditioned upon the factors set forth in the Term Sheet, as well as the absence of (i) any material adverse change in the business, assets, financial condition, income or prospects of the Company and its subsidiaries since the date of the last audited financial statements previously furnished to the Bank, (ii) any material adverse change in the ability of the Company and its subsidiaries to operate in accordance with the financial projections furnished to the Bank or to comply with the proposed financial covenants, (iii) any material misstatements in or omissions from the materials that have previously been furnished by the Company to the Bank or BSI, (iv) satisfactory completion of the due diligence investigation of the Company and its subsidiaries by the Bank and BSI and (v) any material adverse change in governmental regulation or policy affecting the Bank, BSI, the other lenders, the Company, its subsidiaries or the proposed Credit Facilities or any material adverse disruption or material adverse change in financial, banking or capital markets since the date hereof which, in each case described in this clause (v), in the reasonable judgment of the Bank or BSI, makes it impracticable or inadvisable to proceed with the transactions contemplated hereby or the proposed syndication of the Credit Facilities.

     The commitment of the Bank and the agreements of BSI hereunder are also subject to the review of the final terms and documentation for the proposed $15,000,000 senior subordinated convertible note offering by the Company referred to in the Term Sheet, all of which must be satisfactory to the Bank and BSI.

     In addition, the commitment of the Bank and the agreements of BSI hereunder are subject to the negotiation, execution and delivery of definitive documentation in customary form with respect to the Credit Facilities reasonably satisfactory to the Bank and its counsel. Such documentation shall contain such indemnities, covenants, representations and warranties, events of default, conditions, definitions, and other terms and conditions as shall be customary for transactions of this type and reasonably satisfactory to the Bank, the other lenders, the Company and their respective counsel. If, in the course of documenting the transaction and the Bank's continued analysis of financial and other information relating to the development of financial and operating covenants, the Bank discovers that any of the foregoing conditions will

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WesTower Corporation                                            April 9, 1998

in its reasonable judgment not be met, the Bank reserves the right to terminate any commitment, and BSI reserves the right to terminate any obligation, it may have hereunder with respect to the proposed Credit Facilities.

        4. Fees, Indemnification and Reimbursement. As consideration for the
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Bank's commitment hereunder and BSI's agreement to structure, arrange and syndicate the Credit Facilities and to provide advisory services in connection therewith, the Company agrees to pay to the Bank and BSI the respective fees as set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter"). The Company agrees that no lender will
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receive any compensation of any kind for its participation in the Credit
Facilities, except as expressly provided for in the Fee Letter.

        Whether or not the transactions contemplated hereby are consummated, the Company agrees to indemnify and hold harmless the Bank, the other lenders under the Credit Facilities, BSI and their respective directors, officers, employees, affiliates, agents, attorneys, accountants, consultants and each other entity, if any, who controls the Bank, such other lenders or BSI and to hold such persons and entities harmless from and against all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheet, the Credit Facilities, the use of proceeds of the extensions of credit thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however,
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that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent resulting from the willful misconduct or gross negligence of the proposed indemnified party. No indemnified party shall be liable for any indirect or consequential damages in connection with its activities related to the Credit Facilities.

        In addition, whether or not the transactions contemplated hereby are consummated, the Company agrees to reimburse the Bank and BSI from time to time on demand for reasonable out-of-pocket expenses (including, but not limited to, reasonable expenses of our due diligence investigation, reasonable syndication expenses, reasonable travel expenses and reasonable fees, disbursements and charges of counsel), in each case incurred in connection with the Credit Facilities and the preparation of this Commitment Letter, the Fee Letter, the Term Sheet and the definitive documentation for the Credit Facilities.

        5. Confidentiality. The terms set forth in this Commitment Letter are
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confidential and, without the prior consent of each party hereto, may not be disclosed to any person, except for disclosure in confidence to the company's accountants, attorneys and other advisors and to
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WesTower Corporation                 -5-                         April 9, 1998


each of the Bank's and BSI's attorneys and other advisors for purposes related to the transactions contemplated hereby, or where disclosure is required by law or by any subpoena or similar legal process, or in connection with the syndication of the Credit Facilities. Any information given by the Company or the Company's agents to the representatives of the Bank or BSI may be made available to any director, officer, partner, employee or other agent of the Bank, BSI or their affiliates, and may be disclosed where disclosure is required by law or by any subpoena or similar legal process, or in connection with the syndication of the Credit Facilities.

        6. Termination. This Commitment Letter and the Fee Letter set forth the
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proposal of the Bank and BSI with respect to the Credit Facilities and shall be considered withdrawn if the Bank and BSI have not received the enclosed copy of this Commitment Letter and Fee Letter signed by you by 5:00 p.m. on the second business day after the date of this letter. If for any reason the Company, the proposed group of lenders and the Bank have not been able to agree to definitive terms and conditions and enter into a definitive agreement with respect to the Credit Facilities prior to June 30, 1998, this proposal shall be considered terminated; provided, however, that the compensation, indemnification and
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reimbursement provisions contained herein and in the Fee Letter shall remain in full force and effect notwithstanding the termination of this Commitment Letter or our commitment hereunder.

        7. General.  This Commitment Letter may not be amended, and no provision
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hereof shall be waived or modified, except by an instrument in writing signed by the Bank, BSI and the Company. This Commitment Letter and the Fee Letter are the only agreements between the Company, on one hand, and BSI and the Bank, on the other hand, with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter and the commitment of the Bank and the agreements of BSI hereunder shall not be assignable by the Company without the prior written consent of the Bank and BSI. This Commitment Letter is solely for the benefit of the parties hereto and shall not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. The headings in this Commitment Letter are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Commitment Letter may be executed in any number of counterparts, which together shall constitute one agreement, and delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart. This Commitment Letter shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

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WesTower Corporation                 -6-                          April 9, 1998


        If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to the Bank and BSI. The Bank and BSI are pleased to have the opportunity to assist you in connection with this proposed financing transaction.


                               Very truly yours,

                                BANKBOSTON, N.A.


                                By /s/ Lenny Mason
                                   ------------------------------
                                   Title: Vice President


                                BANKBOSTON SECURITIES INC.

                                By /s/ Julia S. Van Trees
                                   ------------------------------
                                   Title: Managing Director


The foregoing is agreed to:

WESTOWER CORPORATION

By /s/ Peter Lucas
   -----------------------------
   Title: Sr. Vice President and
          Chief Financial Officer

Dated: April 10, 1998